SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________

FORM 8-K

CURRENT REPORT

Date of Report (Date of earliest event reported) July 9, 2002

WILSON GREATBATCH TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16137	16-1531026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10,000 Wehrle Drive, Clarence, New York		14031
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (716) 759-6901

Not Applicable
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

        On July 9, 2002, the Registrant completed an acquisition of Globe Tool and Manufacturing Company, Inc. ("Globe") by acquiring all of the outstanding stock of Globe from Charter Oak Partners of Westport Connecticut ("Charter Oak") pursuant to a Stock Purchase Agreement dated July 9, 2002 by and among the Registrant, Globe, Charter Oak and the other Shareholders of Globe ("Other Shareholders").

        On July 9, 2002, the Registrant issued a press release, a copy of which is annexed hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

        (c) Exhibits.

10.1 - Stock Purchase Agreement, dated as of July 9, 2002, by and among the Registrant, Globe, Charter Oak and the Other Shareholders, filed herewith.

10.2 - Amended and Restated Credit Agreement dated as of July 9, 2002 by and among Wilson Greatbatch Ltd., the lenders party thereto and Manufacturers and Traders Trust Company, as administrative agent, filed herewith.

99.1 - Press Release dated July 9, 2002, announcing the acquisition of Globe, a leading manufacturer of high-precision titanium cases for implantable medical devices, including pacemakers and cardioverter defibrillators, filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILSON GREATBATCH TECHNOLOGIES, INC.
(Registrant)

Date: July 24, 2002	By: /s/ Lawrence P. Reinhold
	Name:	Lawrence P. Reinhold
	Title:	Executive Vice President and
Chief Financial Officer